UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) February 1, 2005
                                                      ----------------

                          REDHAND INTERNATIONAL, INC.
                       --------------------------------
             (Exact name of registrant as specified in its charter)

       NEVADA                      000-26211                  95-4666270
----------------------------    ----------------       ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


             3 Lodge Road, Begravia, Kimberly 8301 South Africa
       ---------------------------------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code    +27 (53) 832-3439

                                                      -----------------



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                         REDHAND INTERNATIONAL, INC.
                             Report on Form 8-K

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 1st, 2006, Aaron Stein ("Stein"), resigned as the independent public accountants of RedHand International, Inc. (the "Registrant"). Stein's reports on the Registrant's financial statements for the year ended Dec 31st, 2004 and year end Dec 31st, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal year ended December 31st, 2003, and the subsequent interim period through December 31, 2004, there were no disagreements between the Registrant and Stein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Steins satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

On April 6th, 2005 the Registrant engaged Michael Pollack ("Pollack") to serve as the Registrant's independent public accountant. During the years ended December 31, 2002 and 2003, and through the date of engagement, the Registrant did not consult Stein with respect to the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and neither written nor oral advice was provided the Registration that was considered in reaching a decision as to any auditing or financial reporting issues, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.



Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Stein, CPA regarding change in certifying accountant.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     REDHAND INTERNATIONAL, INC.

Date  February 2, 2006
    ----------------------

                                      By: /s/ Laurie Brewis
                                    	--------------------------
                                     	Laurie Brewis
                                     	Principal Executive Officer,
                                     	Vice-President and Director




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